EXHIBIT 8(b)

                      APPENDIX B




The CUSTODY AGREEMENT between UMB BANK, N.A. and
FRONTEGRA FUNDS, INC. dated October 30, 1996, is hereby amended to include the following Funds:



              FRONTEGRA OPPORTUNITY FUND
           FRONTEGRA TOTAL RETURN BOND FUND
                 FRONTEGRA GROWTH FUND



FRONTEGRA FUNDS, INC.                   UMB BANK, N.A.


By:  /s/  William D. Forsyth III        By:  /s/ Ralph R. Santoro
--------------------------------        ----------------------------
Title: Co-President                     Title: Senior Vice President
Date: December 15, 1997                 Date: November 6, 1997